ASSET PURCHASE AGREEMENT



          THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the _21st_ day of July, 2000, by and between ALANCO ENVIRONMENTAL MANUFACTURING, INC., a Nebraska corporation ("Seller"), and KREBS, INC., a Nebraska corporation ("Purchaser").


RECITALS

          The Seller is engaged in the business of manufacturing and marketing certain equipment useful in the reduction and collection of air particulants from manufacturing processes including, but not limited to, equipment known as cyclones and bag houses (the "Business"). Seller is a wholly owned subsidiary of Alanco Technologies, Inc., an Arizona corporation ("Alanco") Ronald R. Krebs is the president of Seller and he and his wife own all of the issued and outstanding capital stock of Purchaser.

          Purchaser desires to acquire substantially all of the assets of the Business and the Seller is willing to sell such assets to Purchaser upon the terms and conditions contained herein.


                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

          1.0 Sale of Assets of Seller to Purchaser. Upon and subject to the terms and conditions herein stated, Purchaser agrees to acquire from Seller and Seller agrees to transfer, assign and convey to Purchaser upon the Closing Date (as hereinafter defined), free and clear of all debts, liens and encumbrances (except as otherwise provided in this Agreement), all of the assets and properties of Seller used in connection with the Business (the "Assets") including all of the business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, which are owned by Seller or in which Seller has any interest (including the right to use), excepting only the Excluded Assets and any of the foregoing which relate exclusively to the Excluded Assets. Notwithstanding anything contained herein to the contrary, for all accounting purposes, the Closing shall be deemed to occur on June 30, 2000 irrespective of the actual Closing Date, provided, however, for all employment related matters and reporting, employees of Seller shall be employees of Seller through the Closing Date. The Assets shall include, but are not limited to, the following:

                    1.1 Real Property. All real estate owned by Seller, including the improvements and buildings located thereon located in Falls City, Nebraska. The legal description of said real estate is attached hereto as Exhibit "A" (the "Real Estate").

                    1.2 Inventories. All inventories, whether located on Seller's business premises, in transit to or from such premises, in storage facilities, at dealer customer facilities, or otherwise.

                    1.3 Tangible Personal Property. All tangible personal property of Seller, wherever located owned by Seller or in which Seller has any interest, including all machinery, equipment, vehicles,


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furniture, supplies, spare parts, tools, stores and other tangible personal property, other than the Inventories.

                    1.4 Intangible Personal Property. All intangible personal property including all intangible properties owned by Seller or in which Seller has any interest, including, but not limited to (i) any registered or unregistered trademarks, service marks, trade names and slogans, all applications therefor, and all associated goodwill, except for the name "Alanco" which shall be an Excluded Asset as described below; (ii) all statutory, common law or registered copyrights, all applications therefore and all associated goodwill; (iii) all patents (including specifically the patent on the product known as E86) and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance, and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and formats, records, files, layouts, or diagrams, functional specifications and narrative descriptions, or flow charts); (v) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information know-how and ideas (including those in possession of third-parties, but which are the property of Seller), and all drawings, records, books or other tangible media embodying the foregoing.

                    1.5 Prepaid Items. All prepaid items including insurance deposits, municipal or local tax payments or deposits, utility deposits and the like, deferred charges, reserve accounts and other security or similar deposits owned by Seller or in which Seller has any interest.

                    1.6 Licenses and Permits. All licenses and permits issued to Seller in which Seller has any interest to the extent assignable.

                    1.7 Contracts, Leases and Other Agreements. All contracts and other agreements, including contracts, agreements, options, leases and subleases, easements, plans, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into by or binding upon Seller or to which any of its properties may be subject, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

                    1.8 Warranties. All warranties or other rights of Seller under express or implied warranties from suppliers or contractors with respect to the Assets to the extent assignable.

                    1.9 Cash and Cash Equivalents. Except as stated in Section 1.18, all cash or cash equivalents, including actual cash, bank accounts, certificates of deposits, banker's acceptances, United States Government (or agency) securities, or other securities owned by Seller.
                    1.10 Accounts Receivable. All accounts receivable of Seller, including all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be preformed, or otherwise, owned by Seller or in which Seller has any interest, together with all guarantees, security agreements and rights and interests securing the same; provided, however, receivables with respect to amounts owed by or involving Alanco Technologies, Inc, an Arizona corporation and the parent corporation of Seller ("Alanco"), known as the "Cash Transfer Account", shall be Excluded Assets.

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                    1.11          Books and Records.  All books and records of
Seller including customer ledgers, customer lists, files, correspondence, and other written records of every kind owned by Seller or in which Seller has any interest, which relate to the Assets other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

                    1.12 Goodwill. All goodwill of the Business as a going concern.

                    1.13 Other Properties. All other properties, tangible and intangible, not otherwise referred to above which are owned by Seller or in which it has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

          Excluded specifically from the Assets which Seller has agreed to sell to Purchaser are the following Assets ("Excluded Assets") which shall be retained by Seller:

                    1.14 Books and Records. All books and records of Seller including general ledgers, employee records, files, correspondence, documents and records relating to the organization of Seller, all of Seller's tax and information returns, and all other financial records of Seller which do not relate in any way to Seller's ownership of the Assets and other written records of every kind; provided, however, that upon reasonable notice from Purchaser to Seller based upon reasonable cause, Seller shall provide Purchaser with access, at reasonable charge, to any of the foregoing described material and with copies of said documents.

                    1.15 Tax Refunds. All of Seller's rights to refunds of all or any part of any taxes paid by Seller in relation to periods prior to the Closing Date.

                    1.16 Treasury Shares. Any shares of Seller's capital stock held in treasury.

                    1.17 Claims Against Alanco, Etc. All of Seller's claims, causes of action, choses in action, and rights of set-off of any kind against or pertaining to Alanco, or Seller's or Alanco's officers and directors.

                    1.18 Cash Transfer Account. Prior to or on the date hereof, appropriate payments of cash shall have been made between Seller and Alanco so that the balance of the Cash Transfer Account with respect to transfers of cash between Alanco and Seller shall reflect a balance due to Seller of $1,175,000, which receivable shall be an Excluded Asset.

                    1.19 Agreement Rights. The rights of Seller under this Agreement.

                    1.20 The Name "Alanco". The right to use the name "Alanco" in any manner whatsoever, except Purchaser shall have a perpetual license to use the name "Alanco Environmental Manufacturing" following the Closing, but shall not use the name "Alanco" either alone or as part of any other name without the prior written consent of Alanco.

                    1.21 CDSI. All rights and title to certain technology know as Charged Dry Sorbent Injection ("CDSI"), together with all associated equipment and inventory, shall be retained by Alanco under certain patents held by Alanco.

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                    1.22          Fryer Inventory and Testing Equipment.  All
rights and title to Fryer inventory and testing equipment, shall be retained by Alanco under certain patents held by Alanco.

          2.0          Assumption of Liabilities.

                    2.1          Assumed Liabilities.   Upon and subject to the
terms and conditions herein stated, Purchaser agrees to assume as of the Closing Date and to pay, perform and discharge all the liabilities of Seller which are reflected in the Balance Sheet of Seller dated as of May 31, 2000, a copy of which is attached hereto as Exhibit "B" and made a part hereof, adjusted as such liabilities may have changed in the ordinary course of business of Seller from May 31, 2000 until the Closing Date, together with all product warranty liabilities of Seller (collectively, the "Assumed Liabilities"). In the event that Seller or anyone on behalf of Seller have personally guaranteed any of the Assumed Liabilities, both parties shall try to obtain a complete novation of such guarantors on such liabilities. Purchaser agrees to indemnify and hold harmless Seller, as well as Alanco and Seller's guarantors, successors and assigns, from any and all claims, charges, liabilities and expenses, including reasonable attorney's fees, relating in any way to the Assumed Liabilities.

                    2.2 Excluded Liabilities. All of the liabilities not specifically assumed by Purchaser pursuant to paragraph 2.1 above shall remain the liabilities of Seller (the "Excluded Liabilities"). Seller agrees to indemnify, pay, perfect, defend and hold harmless Purchaser, as well as its successors and assigns, from any and all claims, charges, liabilities and expenses, including reasonable attorney's fees, relating in any way to the Excluded Liabilities. The Excluded Liabilities include, but are not limited to the following:

                              (a)          All obligations and liabilities with
respect to unfunded employee benefit plan obligations or severance obligation for any personnel whose severance occurs prior to or on the Closing Date.

                              (b)          Any obligations of Seller to perform
this Agreement.

                              (c)          Any liability for income taxes.

                              (d)          Any liability known or unknown, not
assumed by Purchaser under the provisions of Section 2.1 above.
          3.0 Consideration For Assets. In consideration of and in exchange for the transfer, assignment and conveyance of the Assets, in addition to the assumption of Assumed Liabilities, Purchaser shall pay to Seller the sum of Three Million Four Hundred Fifty Thousand and No/100ths Dollars ($3,450,000.00) (the "Purchase Price"), as follows:

                    3.1 Deposit. Purchaser has paid to Seller the sum of $50,000.00 as a good faith deposit on or before the date hereof, which deposit is non-refundable unless Seller defaults hereunder.
                    3.2 Promissory Note. Purchaser shall deliver its Note Purchase Agreement and Promissory Note in the amount of $600,000 in favor of Seller on the Closing Date (collectively, the "Promissory Note"). The Promissory Note shall be in the form of Exhibit "C" attached hereto, and shall be secured by the non-recourse personal guarantee of Ronald and Julie Krebs in the form of Exhibit "D" attached hereto ("Guaranty"), which is secured in turn by a second position pledge of all of the issued and outstanding capital stock of Purchaser in the for on Exhibit "E" attached hereto ("Security Agreement").

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                    3.3          Balance.  The balance of the Purchase Price,
$2,800,000, shall be paid in immediately available funds on the Closing Date.

                    3.4          Allocation of Purchase Price Among Assets.
The parties shall determine the final allocation of the aggregate purchase price among the Assets as of the Closing Date, which allocation shall be used on Form 8594 and any other notice or filing required pursuant to section 1060 of the Internal Revenue Code of 1986, as amended (the "Code").

          4.0 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows, and acknowledges and confirms that Purchaser is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Purchaser or on its behalf:

                    4.1. Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, has all of the requisite power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now
being conducted.   Seller is not a party to or subject to any agreement,
consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of its business in any jurisdiction or location.

                    4.2. Capitalization. All of the issued and outstanding capital stock of Seller is owned by Alanco.

                    4.3. Subsidiaries. Seller has no subsidiaries and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity.

                    4.4. Authorization. Seller has all the requisite legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All action on the part of Seller necessary for the authorization, execution, delivery, and performance of all obligations of Seller under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

                    4.5 Title to Assets; Liens, etc. Seller has good and marketable title to the Assets, free and clear of all liens, other than the lien for current taxes not yet due and payable and recorded non-monetary encumbrances, easements, and restrictions with respect to the real estate described in Exhibit "A".

                    4.6 Employees. Seller has no employment contracts with any of its employees which are not terminable at will or any consulting or independent contractor agreements with any individual or entity, and it does not have any collective bargaining agreements covering any of its employees.

                    4.7 Taxes. Seller has filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it, including all sales tax returns ("Tax Returns").



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          5.0          Representations and Warranties of Purchaser.  Purchaser
represents and warrants to Seller as follows, and acknowledges and confirms that Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Seller or on its behalf:

                    5.1. Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Purchaser or the nature of the business conducted by Purchaser makes such qualification necessary. Neither Purchaser nor any Subsidiary of Purchaser is a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of their business in any jurisdiction or location.

                    5.2 Authorization. Purchaser has all the requisite legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All action on the part of Purchaser necessary for the authorization, execution, delivery, and performance of all obligations of Purchaser under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

                    5.3 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Purchaser in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

                    5.4 Compliance with Other Instruments. Purchaser will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of any instrument or agreement to which they are a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Purchaser.

                    5.5 Litigation. There is no action, suit, arbitration, proceeding or investigation pending or threatened against Purchaser before any court or administrative agency, nor does Purchaser, after due investigation, know or have any reason to know of any basis for any such action, proceeding or investigation. Purchaser has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability or disadvantage which may be material to Purchaser.

                    5.6.          No Known Violations of Seller
Representations; Unrecorded Liabilities. As president of Seller, Ronald R. Krebs is not aware of any violations by Seller of Seller's warranties and representations set forth in section 4 above, nor of any liabilities not reflected on the Balance Sheet of Seller attached hereto as Exhibit "B", except as such liabilities may have changed in the ordinary course of business of Seller from May 31, 2000 until the Closing Date.

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          6.0          Agreements Concerning the Real Estate.

                    6.1 Title Company. Upon execution of this Agreement, an escrow shall be established with Goldsmith Abstract and Title, 217 E 18th, Falls City, NE 68355, Telephone: 402-245-3088 (Coleen Marx, Escrow Officer) (the "Title Company") in accordance with the this Agreement. This transaction shall be closed in accordance with this Agreement and the Purchase Price shall be paid as indicated in section 3 above and all documents necessary for the consummation of this transaction shall be delivered through escrow on or prior to the Closing Date. Provided that all conditions of this Agreement have been satisfied, the Title Company shall disburse the proceeds of sale to Seller and Seller shall deliver possession of the Assets to Purchaser on the Closing Date.

                    6.2 Title Commitment. As soon as reasonably possible after opening of escrow, Seller shall cause a preliminary title report for an extended coverage policy ("Commitment") to be issued by the Title Company showing the condition of title to the Real Estate. If the Commitment or any amendment thereto discloses exceptions which are objectionable to Purchaser, Purchaser, within fifteen (15) days following the date on which Purchaser received the Commitment, together with legible copies of all items (if available) listed as exceptions in Schedule "B" of such Commitment or within five (5) days after receipt of any amendment to the Commitment, shall deliver to Seller written notice of Purchaser's objections, if any, to such exceptions ("Unpermitted Exceptions"). If Purchaser fails to deliver such written notice or objection to Seller within the applicable time period, Purchaser shall be deemed to have waived its right to object to such Unpermitted Exceptions, which shall thereafter be deemed "Permitted Exceptions." In the event that Purchaser shall so object to any such Unpermitted Exceptions, Seller shall notify Purchaser within five (5) business days following the date of Purchaser's notice of such objections that either
(a) the Unpermitted Exceptions have been, or will be at or prior to Closing, removed from the Commitment or are or will be insured over by the Title Company pursuant to an endorsement to the Commitment and in such event, if reasonably required to allow the parties to prepare for Closing, the Closing Date shall be deferred to a date mutually agreed upon by the parties, or (b) Seller has failed to arrange to have the Unpermitted Exceptions removed or insured over by the Title Company. If Seller does not notify Purchaser that it has arranged to have the Unpermitted Exceptions removed or insured over within said five (5) business day period, Purchaser may elect either:

                              (a)          to terminate this Agreement, in
which event the deposit shall be returned to Purchaser as Purchaser's sole remedy hereunder; or

                              (b)          to take title as it then is, which
election must be made within five (5) days following expiration of said five
(5) day period in which event:

                              (1) Purchaser shall be deemed to have agreed to accept title as it then is without any reduction in the Purchase Price;

                              (2)          all Unpermitted Exceptions not
                    removed from the Commitment will thenceforth be deemed Permitted Exceptions; and

                              (3) this Agreement shall remain in full force and effect.

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If the Commitment discloses Unpermitted Exceptions, and other than those which the Title Company has agreed to insure against, or the Seller has agreed to pay or discharge, or Purchaser has agreed to waive, then unless Purchaser agrees to accept title as it then is without reduction of the Purchase Price, Seller may, at its option, terminate this Agreement, in which event the deposit together with interest accrued thereon shall be returned to Purchaser as Purchaser's sole remedy under this Agreement. On the Closing Date, Seller shall cause the Title Company to issue an owner's title insurance policy, or the unconditional commitment of the Title Company to issue such policy (which commitment shall be deemed made upon the recordation by the Title Company or its agent of the
Deed), in the amount of $1,000,000, subject only to the printed exceptions normally contained in such policies and the Permitted Exceptions. The Title Policy shall be standard or extended coverage, at Purchaser's option; provided, however, if Purchaser elects extended coverage, Purchaser shall be responsible for satisfying, at Purchaser's cost, the Title Company's requirements therefor, and payment for any additional premiums for such extended coverage. In no event shall the Closing be extended because of Purchaser's election of extended coverage.

                    6.3 Escrow Costs. Costs incurred with respect to the escrow shall be paid as follows:

                              (a)          Recording fees for the release of
any encumbrances against the Real Estate shall be paid by Seller.

                              (b)          Recording fees for the deed shall be
paid by Purchaser.

                              (c)          Any general charges of the Escrow
Agent shall be divided between Purchaser and Seller equally.

                              (d)          Additional title insurance premiums
to issue any endorsements required by Purchaser or Purchaser's Lender shall be paid by Purchaser.

          7.0          Pre-Closing Covenants.

                    7.1 Interim Operations of the Business. Seller hereby covenants and agrees that between the date hereof and the Closing Date:

                    (a) Seller shall conduct its business diligently and in the ordinary course and in accordance with past practice, and use its best efforts to (i) preserve its business organization intact, and (ii) keep available the services of its present employees.

                    (b) Seller shall not mortgage or encumber any Asset.

                    (c) All Assets shall be used, operated, maintained and repaired in accordance with normal and prudent business practices.

                    (d) Seller shall use its best efforts to preserve Seller's relationships and goodwill with its customers, suppliers, licensors and others having business relationships with Seller.

                    (e) Seller shall (i) maintain all Assets in substantially the same condition as they are now (reasonable wear and tear, which are not such as to adversely affect the operation of its business, excepted), (ii) maintain insurance upon the Assets and with respect to the

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conduct of the business, all such insurance to be comparable in amount, scope and coverage to that in effect on the date of this Agreement, and (iii) give Purchaser immediate written notice of any material damage to Seller's Assets by fire or other casualty.

                    (f) Seller shall maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior periods, and shall not make any changes in the accounting methods or practices followed by Seller or any change in the depreciation or amortization policies or rates theretofore adopted or applied.

                    (g) Seller shall duly comply with all laws applicable to it, the Assets and the conduct of its business.

                    (h) Seller shall perform all of its obligations without default.

                    (i) Seller shall not grant any power of attorney with respect to its business or the Assets.

                    (j) Without the prior written consent of Purchaser, Seller shall not enter into any new material contracts or agreements, or cancel, amend, modify adversely, waive any material rights under, assign, encumber or terminate any of the existing contracts or agreements.

                    (k) Seller shall not, directly or indirectly, sell, lease or otherwise dispose of any of the Assets or make any capital expenditures, except in the ordinary course of business and consistent with the past practices of Seller, or acquire any other business.

                    (l) Seller shall not increase the compensation payable or to become payable to any employee, officer or director of Seller.

                    (m) Seller shall not write-down, cancel or forgive, in full or in part, any accounts receivable of, or loans payable to Seller, other than those involving Alanco or in the ordinary course of business.

                    (n) Seller will not engage in any transaction which would be inconsistent with any representation, warranty or covenant of Seller set forth herein or which would cause a breach of any such representation, warranty or covenant.

                    7.2 No Public Disclosure. The parties hereto hereby covenant and agree that they shall not publicly disclose the existence of this Agreement or the terms (including, without limiting the generality of the foregoing, the Purchase Price) of the transactions contemplated by this Agreement except (i) as necessary for the review by Purchaser's advisors, lenders, prospective investors and analysts in connection with the consummation of this Agreement, (ii) with the prior written consent of the other parties,
(iii) if such disclosure is compelled by an order of a court or governmental agency having competent jurisdiction, and after consultation by the disclosing party with the other parties, (iv) if such disclosure shall be determined by such party's counsel to be required or necessary for purposes of such party's compliance with applicable stock exchange regulations or foreign, federal or state securities laws and the rules and regulations promulgated thereunder, and after consultation by such party with the other parties, (v) if such disclosure is required by lawful discovery in any judicial proceeding, and after consultation by the disclosing party with the other parties, or (vi) in any

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action by any party to enforce this Agreement, and Purchaser shal be free to disclose that it has acquired the Asets following the Closing. .

          8.0 Agreement Expenses. Each of the parties shall bear their own expenses in connection with the transactions covered or contemplated by this Agreement, and each represents and warrants to the other that there is no broker, agent or other person entitled to compensation or a fee in connection with this Agreement or with the transactions contemplated hereby, except such fees or compensations as each of the parties is hereby representing and warranting that it is exclusively liable to pay.

          9.0          Conditions Precedent to Closing.

                    9.1.          Conditions to the Obligations of Purchaser.
The performance of the obligations of Purchaser hereunder is subject to the fulfillment, or waiver by Purchaser, on or before the Closing Date of the following conditions:
                    (a) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Seller, and Seller shall have full power and right to consummate the transactions contemplated hereby and thereby.

                    (b) Conduct of Business in Ordinary Course. To the Closing Date, Seller shall have conducted its business only in the ordinary course, consistent with the past practices of Seller, except for actions expressly permitted by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to in writing by Purchaser.

                    (c) Consents and Approvals. Seller shall have obtained all consents and approvals and waivers and given such notices as may be necessary to consummate the transactions contemplated hereby.

                    (d) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby, including but not limited to
(i) requisite stockholder approval or notification and (ii) the consent to the transactions contemplated hereby of the parties to all material agreements under which Seller would otherwise be in default as a result of the transactions contemplated hereby. All consents, authorizations, orders or approvals of, and filings or registrations with, any federal, state or local governmental commission, board or other regulatory body which is required for or in connection with the execution, delivery, and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby shall have been obtained.

                    (e)          Accuracy of Representations and Warranties.
Each of the representations and warranties of Seller set forth in Section 4 hereof shall be true and correct in all material respects on and as of the Closing Date.

                    (f) Delivery of Closing Documents. Purchaser shall have received the closing documents set forth in Section 11.1 hereof.



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

                    (g) No Adverse Change. There shall not have occurred a material adverse change to Seller, its business, or its assets.

                    (h) Financing Contingency. Purchaser shall have obtained necessary financing for this transaction in an amount of at least $2,665,000 at current commercial interest rates, including a guarantee of such financing by the United States Small Business Association.

                    9.2. Conditions to the Obligations of Seller. The performance of the obligations of Seller hereunder is subject to the fulfillment, or waiver by Seller, on or before the Closing Date of the following conditions:

                    (a) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by Purchaser, and Purchaser shall have full power and right to consummate the transactions contemplated hereby and thereby.

                    (b) Delivery of Closing Documents. Seller shall have received the closing documents set forth in Section 11.2 hereof.

                    (c) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

                    (d)          Accuracy of Representations and Warranties.
Each of the representations and warranties of Purchaser set forth in Section 5 hereof shall be true and correct in all respects on and as of the Closing Date.

                    9.3. Option to Terminate. In the event any of the conditions precedent to the obligation of either of the parties to consummate the transactions contemplated hereby is not satisfied and/or waived on or before the Closing Date, then any party whose obligation is subject to such conditions shall have the right to terminate this Agreement by written notice to the other party. Upon the effective date of any termination made pursuant to this Section 9.3, Purchaser's $35,000 deposit shall be returned to the Purchaser by Seller, and none of the parties to this Agreement shall have any further liability or obligation to the other parties hereunder, unless otherwise specifically stated.

          10.0 Closing. The closing ("Closing") shall occur at the office of the Title Company upon such date as the parties agree within ten (10) days following receipt by Purchaser of a commitment for financing, but not later than August 15, 2000 (the "Closing Date"). The Closing shall constitute the acts which take place on the Closing Date by which the transactions contemplated by this Agreement are consummated. Notwithstanding anything herein to the contrary, the Purchase Price shall be increased at the rate of $745.20 per day for each day from July 1, 2000 to the actual Closing Date if the Closing does not occur on or before August 1, 2000, unless the failure of the Closing to occur by said date is the fault of Seller. Such increase in the Purchase Price shall be paid by increasing the cash portion of the Purchase Price to be paid at Closing.

          11.0 Closing Documents. On the Closing Date, the parties shall exchange documents as follows:

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


                    11.1          Delivery by Seller.  Seller shall deliver to
Purchaser:

                    (a) A copy of the resolutions duly adopted by the Board of Directors of Seller and the Board of Directors of Alanco authorizing and approving the execution, delivery and performance of this Agreement, and the execution and delivery of any and all other documents and agreements contemplated hereunder, certified by the Secretary of Seller and Alanco.

                    (b) The Assets to be conveyed pursuant hereto shall be conveyed by warranty deeds, bills of sale, assignments or other instruments of transfer as shall be appropriate to carry out the intent of this Agreement and as shall be sufficient to convey to Purchaser all of the rights, title and interest of Seller in and to the Assets to be conveyed hereunder.
Any sales and transfer taxes imposed upon Seller in connection with the sale and transfer of assets hereunder shall be paid by Purchaser.

                    (c) Such further instruments or documents as Purchaser or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

                    11.2          Delivery by Purchaser.  Purchaser shall
deliver to Seller:

                    (a) A copy of the resolutions duly adopted by the Board of Directors of Purchaser authorizing and approving the execution, delivery and performance of this Agreement, and the execution and delivery of any and all other documents and agreements contemplated hereunder, certified by the Secretary or an Assistant Secretary of Purchaser.

                    (b) Immediately available funds for the portion of the Purchase Price due at Closing in accordance with section 3.0 above.

                    (c)          The Promissory Note, Guaranty and Security
               Agreement.

                    (d) Such further instruments or other documents as Seller or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

                    11.3 Form of Closing Documents. All closing documents shall be in form and substance reasonably satisfactory to counsel for the respective parties.

                    11.4 Additional Documents. The parties further agree that at any time subsequent to the Closing Date, they will, upon request and at the expense of the requesting party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying and assuring to the parties any of the transactions contemplated herein.

          12.0 Post-Closing Employee Stock Options. The parties agree that all of Seller's current employees, including Ronald R. Krebs, who presently have Alanco Stock Options granted under any Alanco Employee Stock Option Plan, shall have the right to request, within thirty (30) days following the Closing Date, that such options be converted into non-statutory options having the same exercise prices as their current options but which terminate

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

May 31, 2002. Each such requesting employee shall certify that they understand that by converting their options to non-statutory options there will be taxable income to them upon exercise of said options. Any such employee who fails to request such conversion shall retain their existing incentive stock options, which by their terms will expire the number of days following their termination of employment with Seller specified in the Stock Option Plan under which such options were originally granted.

          13.0          Indemnification.

                    13.1 Seller. Seller agrees to pay, protect and defend and does hereby indemnify, and hold harmless Purchaser, and Purchaser's employees and agents, against and in respect to any claims, losses, expenses, obligations and liabilities, including reasonable attorney's fees, which arise or result from or relate to any breach of or failure by Seller to perform any of Seller's warranties, representations, guarantees, commitments, covenants, or conditions under this Agreement. Counsel employed to defend Purchaser hereunder shall be reasonably satisfactory to Purchaser.

                    13.2 Purchaser. Purchaser agrees to pay, protect and defend and hereby indemnifies and holds harmless the Alanco, Seller, and their employees, agents, successors and assigns, against and in respect to any claims, losses, expenses, costs, obligations and liabilities, including reasonable attorney's fees, which they may incur or suffer by reason of a breach of or failure by Purchaser to perform any of its warranties, representations, guarantees, commitments or covenants in this Agreement, or by reason of any act or omission of Purchaser subsequent to the Closing Date which constitutes a breach or default hereunder, or which results in loss to Alanco under any guarantees by Alanco of the obligations of Seller to any lender, leasing company or other third party, existing on the Closing Date, which obligation is assumed by Purchaser hereunder. Counsel employed to defend Seller hereunder shall be reasonably satisfactory to Seller.

          14.0 Benefits of this Agreement. Nothing in this Agreement shall be construed to give any benefits to any person (including, without limiting the generality of the foregoing, any present or former employee of Seller, except as otherwise specifically stated herein) or corporation or other entity, other than Seller and Purchaser, and this Agreement shall be for the sole and exclusive benefit of Seller and Purchaser.

          15.0 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign Purchaser's rights to acquire the Assets to one or more corporations or other legal entities owned and controlled by Purchaser, provided however, if the Assets are to be acquired by more than one entity, the closings of such transactions shall occur simultaneously and be contingent upon one another.

          16.0 Notices. Any notice from one party to the other shall be deemed given when delivered to, or on the day after being sent by a nationally recognized overnight courier service addressed to, the person at the address listed below or to such other person and/or address as may be designated from time to time in writing:






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



          (a)          If to Purchaser:

                    Krebs, Inc.
                    P.O. Box 398
                    Falls City, Nebraska 68355-0398
                    Attn: Ronald R. Krebs

          with a copy to:

                    Vernon Jarboe
                    Sloan, Listrom, Eisenbarth, Sloan & Glassman, L.L.C. 700 S. Kansas Avenue
                    Topeka, KS 66603-3881


          (b)          If to Seller or Alanco:

                    c/o Alanco Technologies, Inc.
                    15900 N. 78th Street, Suite 101
                    Scottsdale, AZ 85260

                    with a copy to:

                    Steven P. Oman, Esq.
          14001 N. 50th Street
          Scottsdale, Arizona 85254

          17.0 Severability. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

          18.0 Entire Agreement. This Agreement contain all of the terms agreed upon by the parties with respect to the subject matter hereof and thereof and there are no representations or understandings between the parties except as provided herein and therein. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

          19.0 Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

          20.0 Applicable Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Nebraska.

          21.0 Attorneys' Fees. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

          22.0 Equitable Relief. The parties agree that the remedies at law for any breach of the terms of this Agreement are inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions. The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

           23.0 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. No party shall be bound until each party has signed at least one (1) such counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.

SELLER:

ALANCO ENVIRONMENTAL MANUFACTURING, INC.
a Nebraska corporation

By: __/s/ John A Carlson________________
------------------------------------
   Its: ___Chief Financial Officer_____________________________


PURCHASER:


KREBS, INC.
a Nebraska corporation

By:     /s/ Ronald R. Krebs_________
------------------------------------______
          Ronald R. Krebs, President
























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